Exhibit 31.2

Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 and pursuant to Rule 13a-14(a) and Rule 15d-14 under the Securities Exchange Act of 1934

I, Jonathan D. Morris, Chief Financial Officer of the Company, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of ImageWare Systems, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 26, 2020	ImageWare Systems, Inc. By: /s/ Jonathan D. Morris
Jonathan D. Morris
Chief Financial Officer (Principal Financial Officer)